CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan of our report dated May 11, 1995, with respect to the financial statements of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1994.

                         /S/  Ernst & Young LLP

Fort Wayne, Indiana
June 26, 1995